Exhibit 10.71

AMENDED & RESTATED SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and is entered into as of the 1st day of June, 2012, by ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (the “Borrower”), in favor of PABETI, INC., an Illinois limited liability company (the “Secured Party”).

Recitals

WHEREAS, pursuant to that certain Secured Promissory Note of even date herewith made by Borrower for the benefit of Secured Party (the “Note”), Secured Party has agreed to advance to Borrower funds in the maximum principal amount of up to $1,500,000; and

WHEREAS, in order to more fully secure Borrower’s obligations under the Note, Borrower has agreed to grant to Secured Party a lien on and security interest in all property listed as “Collateral” on the attached Schedule A;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:

Section 1. Security Interest. Borrower hereby grants to Secured Party a first security interest (the “Security Interest”) in the items of collateral and to the extent described on Exhibit A hereto and in all attachments, additions, replacements, substitutions, and accessions and in all proceeds thereof in any form now existing, after acquired and hereafter arising (the “Collateral”).

Section 2. Indebtedness Secured. This Agreement and the Security Interest created by it secures payment of the Note owing by Borrower to Secured Party (the “Indebtedness”). The Indebtedness includes any credit extended, sums advanced, and any expenses incurred by Secured Party under the Note.

Section 3. Covenants and Warranties.

3.1. Borrower. Borrower hereby covenants and warrants that, at the execution hereof and at all times throughout the duration hereof:

(a) Borrower will join with Secured Party to file, wherever Secured Party deems appropriate, financing statements in the form and content required by Secured Party, describing the Collateral in the same manner as it is described herein and Borrower will pay all costs of such filing. From time to time at the request of Secured Party, Borrower shall execute one or more financing statements and such other documents and do such other acts and things, all as Secured Party may reasonably request, regarding the Security Interest in the Collateral.

(b) Borrower has the requisite corporate authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Borrower of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of Borrower and no further action is required by Borrower. This Agreement has been duly executed by Borrower. This Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity. Borrower is the sole owner of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interests. Borrower shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall be terminated.

(c) Secured Party may examine and inspect the Collateral at any time, wherever located.

(d) Borrower shall deliver to Robert Rocke, Esq., the escrow agent selected by mutual agreement of Lender and Borrower a certificate representing three million sixty-one thousand two hundred twenty-four (3,061,224) shares of Biovest common stock, to be held for the benefit of Lender as Collateral hereunder.

3.2 Secured Party. Representations and Warranties of the Secured Party. Secured Party represents and warrants as of the date hereof and as of the Closing Date to the Borrower as follows:

(a) Organization; Authority. Secured Party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the transaction documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Secured Party of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Secured Party.

(b) Own Account. Secured Party understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting Secured Party’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Secured Party is acquiring the Securities hereunder in the ordinary course of its business. Secured Party is a resident of set forth in the “Notice” section hereto.

(c) Secured Party Status. At the time Secured Party was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants or converts any portion of the Note it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Secured Party is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Secured Party. Secured Party, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Secured Party is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Secured Party is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement, or any outstanding registration statement of the Borrower.

Section 4. Event of Default. The occurrence of any of the following shall constitute an “Event of Default”:

(a) Borrower’s failure to make payment of any principal, interest, fees, costs, charges, expenses, or other sums payable from time to time hereunder or under the Note when required hereunder or thereunder, and, in any such case, such failure shall continue for (i) in the case of a payment of scheduled principal or interest, a period of five (5) business days following the date upon which any such payment was due, or (ii) in the case of any other amount payable, a period of five (5) business days following the date of Borrower’s receipt from Secured Party of a written notice identifying the amount due and providing reasonable supporting details;

(b) Borrower shall (i) apply for, consent to or suffer to exist the appointment of or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to without challenge within ten (10) days of the filing thereof, or fail to have dismissed within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

(c) Borrower shall cease operation of its present business; or

(d) Borrower directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of all or substantially all of its assets, except as permitted herein.

Section 5. Secured Party’s Rights and Remedies. Upon the occurrence of any Event of Default or at any time thereafter, and subject to the provisions of the Interim Order and the Final Order as applicable:

(a) Secured Party may, at its option, declare all of the Indebtedness secured by this Agreement (notwithstanding any provisions of any agreement with respect to the Indebtedness to the contrary) immediately due and payable without demand or notice of any kind, and the Indebtedness thereupon shall become due and payable immediately without demand or notice (but with such adjustments, if any, with respect to interest or other charges as may be provided for in the promissory notes or other writings evidencing the Indebtedness secured).

(b) Secured Party and its agents are authorized to enter into and enter onto any premises where the Collateral may be located for the purpose of taking possession of the Collateral and any records thereof and Secured Party may, at its option, demand Borrower at Borrower’s expense to assemble the Collateral and make the Collateral available to Secured Party at a convenient place acceptable to Secured Party and, after notice to the Borrower as hereinafter provided, and other reasonable notice to secured parties of record, Secured Party may sell or otherwise dispose of the Collateral at public or private sale, without further notice or advertisement, at which sale Secured Party may become the purchaser.

(c) Secured Party may demand that Borrower shall upon receipt by Borrower of any proceeds covered hereby or of any check, draft, or other instrument representing the proceeds, forthwith and without further notice or demand deliver the same to Secured Party in the form in which the said items are received, endorsed by Borrower for payment to Secured Party.

(d) Secured Party may by written notice deem Borrower to have transferred the Collateral to Secured Party and to have constituted and appointed Secured Party its true and lawful attorney-in-fact with full and irrevocable power and authority in the name, place and stead of Borrower, from time to time, in Secured Party’s discretion to demand, collect, receive and give receipts for all monies due on the Collateral or due otherwise under or with respect to any of the Collateral and to endorse any checks or other instruments or orders and to file any claims and take any other action or proceeding deemed by Secured Party appropriate for the purpose of collecting all such monies whenever they may become payable. Secured Party may reasonably require Borrower to assist Secured Party in all such collections.

(e) Secured Party shall have and may exercise, from time to time, all rights and remedies of a secured party under the Uniform Commercial Code of Florida and all rights and remedies available to a secured party under any other applicable law.

(f) Any notice of sale, disposition, or other intended action by Secured Party, mailed to Borrower at its business offices in Tampa, Florida or at any other address to which Borrower has requested in writing that notices be sent, at least five (5) days prior to such action, shall constitute reasonable notice to Borrower.

(g) In the event of a sale or other disposition of the Collateral or the receipt of any proceeds of the Collateral by Secured Party, after all of the Indebtedness with appropriate interest and all costs and expenses of Secured Party with respect to the possession and sale of the Collateral have been paid in full as appropriate, the surplus, if any, shall be paid to Borrower by Secured Party, and any Collateral remaining shall be transferred and reassigned to

Borrower by Secured Party; and in the event of a deficiency, there shall be due from Borrower and Borrower shall immediately pay to Secured Party the difference between the amounts received by Secured Party and the remaining sum secured hereby, plus all costs and expenses of Secured Party in repossessing, transporting, repairing, storing, selling or otherwise handling the Collateral pursuant to such sale or other disposition.

(h) All remedies hereunder shall be cumulative and not alternative. Borrower shall pay promptly the costs and expenses of Secured Party of collection of all Indebtedness, enforcement of rights under this Agreement, including reasonable attorneys’ fees, and those costs, expenses, and attorneys’ fees incurred in appellate proceedings and expenses and attorneys’ fees on any actions otherwise with respect to the Collateral.

Section 6. Rights and Remedies of Borrower. Borrower shall have the rights and remedies provided in this Agreement and Borrower specifically waives and releases all rights provided in Article 9 of the Uniform Commercial Code in force in the State of Florida on the date of this Agreement.

Section 7. Miscellaneous.

(a) Borrower authorizes Secured Party at Borrower’s expense to file any financing statement or statements relating to the Collateral (without Borrower’s signature thereon) which Secured Party deems appropriate, and Borrower appoints Secured Party as Borrower’s attorney-in-fact to execute any such financing statement or statements in Borrower’s name and to perform all other acts which Secured Party deems appropriate to perfect and to continue perfection of the Security Interest.

(b) Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party may set off against the Indebtedness all monies then owed to the Borrower by Secured Party in any capacity whether due or not and Secured Party shall be deemed to have exercised its right to set off immediately at the time its right to such election accrues.

(c) Upon Borrower’s failure to perform any of its duties hereunder, Secured Party may but it shall not be obligated to perform any of such duties and Borrower shall forthwith upon demand reimburse Secured Party for any expense incurred by Secured Party in so doing.

(d) No delay or omission by Secured Party in exercising any right hereunder or with respect to any Indebtedness shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude Secured Party from any other or further exercise of any other right or remedy. Secured Party may cure any default by Borrower in any reasonable manner without waiving the default so cured and without waiving any other prior or subsequent default by Borrower.

(e) Secured Party shall have no obligation to take and Borrower shall have the sole responsibility for taking any steps to preserve rights against all prior parties. Borrower waives presentment for payment, notice of protest, notice of nonpayment, notice of dishonor and protest of any instrument at any time held by Secured Party on which Borrower is in any way liable and, if waivable, waives notice of any other action taken by Secured Party.

(f) The singular pronoun shall include the plural, and the neuter shall include the masculine and feminine.

(g) This Agreement may not be modified or amended nor shall any provision of it be waived except by a written instrument signed by Borrower and Secured Party.

(h) This Agreement is a continuing agreement and shall survive any closing and shall remain in force until Secured Party shall provide written notice of its termination and thereafter until all of the Indebtedness contracted for or created before receipt of the notice and any extension or renewals of that Indebtedness (whether made before or after receipt of the notice) together with all interest thereon both before and after the notice, shall be paid in full.

Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Illinois, without reference to principles of choice or conflict of law thereunder. Whenever possible, each provision of this Agreement shall be interpreted to be effective and valid under applicable law. If any provision of this Agreement is prohibited by or invalid under applicable law, the provision shall be ineffective only to the extent of the prohibition or invalidity, without invalidating the remainder of the provision or the other remaining provisions of this Agreement.

Section 9. Notice. All notices, requests, demands, claims, and other communications hereunder shall be in writing and given in accordance with the notice provisions of the Note.

Section 10. Jurisdiction. THE BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE AND/OR FEDERAL COURTS LOCATED IN THE STATE OF ILLINOIS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER, ON THE ONE HAND, AND THE SECURED PARTY, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED, THAT THE BORROWER ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE STATE OF ILLINOIS; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE SECURED PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE INDEBTEDNESS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE INDEBTEDNESS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE SECURED PARTY. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE BORROWER AND THE SECURED PARTY HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER OR THE SECURED PARTY, AS APPLICABLE, AT THE ADDRESS SET FORTH IN THE FIRST PARAGRAPH OF THE NOTE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE BORROWER’S OR THE SECURED PARTY’S, AS APPLICABLE, ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above-written.

BORROWER:

ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation

By:	/s/ Samuel S. Duffey
Name:	Samuel S. Duffey, Esq.
Title:	President and CEO

SECURED PARTY:

PABETI, INC., an Illinois corporation

By:	/s/ Ronald E. Osman
Name:	Ronald E. Osman, Esq.
Title:	President

Exhibit A

Description of the Collateral (Amended & Restated Effective 10/9/2012)

The term “Collateral” shall include the following specific property and assets of ACCENTIA BIOPHARMACEUTICALS, INC. (“Accentia”) regardless of where located, and all proceeds, rents and products of all of the foregoing and all distributions thereon.

A. 12,000,000 shares of Biovest International, Inc. common stock owned by Accentia contained in Biovest International, Inc. stock certificate no. BI2547, to be held in an escrow account by a designated escrow agent selected by mutual agreement of Secured Party and Borrower; and

B. 66.67% of Accentia’s contractual rights (including but not limited to the purchase right granted to BioDelivery Sciences International, Inc. (“BDSI”)) pertaining to the first product for which a new drug application (“NDA”) is filed with the U.S. Food and Drug Administration (the “FDA”) containing BEMA Granisetron following the date of Accentia’s settlement agreement dated December 30, 2009 (the “Settlement Agreement”) with BDSI; provided, however if BEMA Granisetron is not the first BEMA-based product for which a NDA is filed with the FDA by or on behalf of BDSI following that date, then the applicable product shall be the first BEMA-based product for which an NDA is filed with the FDA by or on behalf of BDSI following the date of the Settlement Agreement; provided, further however, that Royalty Product shall exclude any BEMA-based product containing Fentanyl or a Derivative thereof, or Buprenorphine or a Derivative thereof, as obtained in the Settlement Agreement with BDSI, as described in full in the attached Settlement Agreement; and

C. 3,061,224 million shares of Biovest International, Inc. common stock owned by Accentia contained in Biovest International, Inc. stock certificate no. BI4539, to be held in an escrow account by a designated escrow agent selected by mutual agreement of Secured Party and Borrower; and

D. All of Accentia’s right, title and interest in and to payments designated as “Earnout #2” as more particularly described in the earnout agreement with LA-SER Alpha Group Sarl dated October 31, 2011 (“Earnout Agreement”), appended hereto as Schedule A-1. Notwithstanding the foregoing, Secured Party hereby agrees to release its security interest in and to the “Earnout #2” as described in this paragraph 2 in the event that Accentia receives a prepayment of the “Earnout #2” in a transaction deemed acceptable by Secured Party in the exercise of its reasonable discretion, provided that Borrower is not then in Default under the Note to Secured Party.

Schedule A-1

Exhibit 3 to Asset Purchase Agreement by and between Accentia Biopharmaceuticals, Inc. (“Company”)

and LA-SER Alpha Group Sarl (“Purchaser”)

Earnout

Section 1: Earnout Payment

The Purchaser hereby agrees to pay to the Company a maximum Earnout consideration of six million dollars (USD $6,000,000) in accordance with the following:

(i)

Earnout #1: up to a maximum of one million five hundred thousand dollars (USD $1,500,000) will be paid by Purchaser to the Company on the 31st day of March 2012. The Earnout #1 payment will be in an amount equal to one times the aggregate of the Turnover (gross revenue) of Newcorp and the aggregate backlog of business (future Projects of Newcorp under an agreement, purchase order, master services agreement, or other authorization to perform work) between the Closing and the 31st day of March 2012, capped at a maximum Earnout #1 payment of one million five hundred thousand dollars (USD $1,500,000);

(ii)

Earnout #2: up to a maximum of four million five hundred thousand dollars (USD $4,500,000) (the “Earnout #2 Cap”) will be paid by Purchaser to the Company on the 10th day following the Earnout #2 (a) or Earnout #2 (b) period. The Earnout #2 payment will be in an amount equal to:

a.	the difference between: (i) six (6) times EBITDA of Newcorp for the fiscal year 2013 AND (ii) the aggregate of: (a) the Upfront Purchase Price paid by Purchaser to the Company under the Asset Purchase Agreement and (b) the Earnout 1 already paid and (c) the amount of Research Services actually acquired as purchased by the Company with Credits under Section 7.4(a) of the Asset Purchase Agreement (i.e. USD $600,000). For the purpose of Earnout #2(a), the EBITDA will be measured for the twelve months ended March 31, 2013;

or, at the election of the Company:

b.	the difference between: (i) six (6) times EBITDA of Newcorp for the fiscal year 2013 and 2014 AND (ii) the aggregate of: (a) the Upfront Purchase Price paid by Purchaser to the Company under the Asset Purchase Agreement and (b) the Earnout 1 already paid and (c) the amount of Research Services actually acquired as purchased by the Company with Credits under Section 7.4(a) of the Asset Purchase Agreement (i.e. USD $600,000). For the purpose of Earnout #2(b), the EBITDA will be measured for the average of the two twelve month periods ended March 31, 2013 and 2014.

The Earnout #2, to the extent earned, will be paid ten [10] Business Days after the 31st of March 2013 or 2014 depending on the election of the Company for calculation under Earnout #2(a) or Earnout #2(b) above.

If the Company is not paid an aggregate Earnout of one million five hundred thousand dollars (USD $1,500,000) under Earnout #1, then the Earnout #2 Cap will be increased by an amount equal to the unpaid portion of Earnout #1 (i.e., the difference between one million five hundred thousand dollars (USD $1,500,000) and the amount of Earnout #1 that was actually paid by Purchaser to the Company) which will have the effect of increasing the Maximum Earnout #2 Payment. For clarification, the maximum aggregate Earnout amount possible under a combination of Earnout #1 and Earnout #2 is six million dollars (USD $6,000,000).

(iii)	Purchaser’s Option: On or before March 31, 2012, provided the complete Earnout #1 has been paid by Purchaser to the Company, Purchaser may, at its election, reduce the maximum amount of Earnout No. 2 from four million five hundred thousand dollars (USD $4,500,000) to three million dollars (USD $3,000,000) by providing to the Company, with written notice, that Purchaser has elected to pay the fixed Earnout amount of three million dollars (USD $3,000,000) which shall be due and payable in full on June 30, 2012. Upon such payment, the remaining potential Earnout payment for Earnout #2 shall be eliminated.

Section 2: Calculation of Earnout

For the purpose hereof, it is expressly agreed between the Parties that the Earnout will be calculated on the basis of the following:

(i)	“EBITDA” means the Net Income of Newcorp before interest, taxes, depreciation and amortization.

(ii)	“Net Income” shall be the gross revenue of Newcorp as described in Section 3 less Ordinary Business Expenses and except as otherwise provided will be calculated in accordance with U.S. generally accepted accounting principles (GAAP).

(iii)	“Ordinary Business Expenses” means all expenses that are incurred by Newcorp in the ordinary course of its business and that are consistent with the operations of the Company prior to the Closing of the Asset Purchase Agreement. For clarification the following shall be excluded from Ordinary Business Expense and will not reduce Newcorp’s Net Income: (a) overhead and other expenses of Purchaser (excluding Newcorp), including but not limited to professional fees, accounting and legal expenses not directly attributable to the ordinary business operations of Newcorp; (b) compensation, travel and other costs related to employees, senior managers and consultants of Purchaser (excluding Newcorp) not directly related to Newcorp’s operational and commercial activities (i.e., only expenses of employees of Purchaser (excluding Newcorp) that are directly incurred in the performance of Newcorp’s operational and commercial activities will be deemed Ordinary Business Expenses for purposes of the Earnout calculation); (c) travel and other external costs related to employees of Newcorp not directly related to operational and commercial activities or the ordinary course of the business of Newcorp; and (d) any extraordinary increases or bonuses to compensation levels not corresponding to past years of individuals who were employees of Company prior to Closing made by Purchaser and/or Newcorp at or subsequent to the date of Closing. Notwithstanding which entity collects revenue from a project or whether a project is within the perimeter defined below: (e) when a customer work project (“Project”) is generated only and performed only by employees of Newcorp, 100% of the gross revenue from that Project will be allocated to (and be gross revenue of) Newcorp and (f) when a Project is performed by a combination of employees of Purchaser (other than Newcorp) and also by employees of Newcorp, the gross revenue from that Project shall be allocated to (and be gross revenue of) Newcorp based on the value of work performed by employees of Newcorp on total value of the work performed for the entire Project (value of work means that number of hours multiplied by the cost rate for such hours), taking into account the value of procuring the business as consistently applied within Purchaser’s entities and practices. Newcorp will be deemed to have participated in procuring business if any member of the Newcorp Team has introduced or found the business or has participated in the presentation to the client prospect or has had a material participation in the preparation of the proposal.

(iv)	In addition to Section 2 (iii) (f), for a project procured by Newcorp and for which the primary responsibility and control to perform the project is not assigned to Newcorp, Newcorp shall for the purposes of the Earnout calculation be allocated 30% of the revenue. For clarity, any project which is not obtained through the direct support and/or input from Newcorp Teams, will be allocated for purposes of the Earnout calculation pursuant to sections 2(iv)(e) and (f).

(v)	In the event, that an Observational Study is obtained with the direct support and input from the Newcorp Team: (a) all employees of the Company prior to Closing even if reassigned by Purchaser to another division of Purchaser subsequent to Closing and (ii) all employees of Newcorp whether hired at Closing or subsequent to Closing for purposes of the Earnout calculation Newcorp shall be allocated a finder’s fee of one to five percent (1 to 5%) of the revenue from such project discussed between the Parties in good faith on the case by case basis. For clarity, if Newcorp does not directly support or provide input in connection with obtaining such observational study, none of the revenue will be allocated to Newcorp for purposes of the Earnout calculation.

(vi)	The Purchaser will inform the Company in advance of any significant acquisition, creation or development of a new commercial entity or affiliate within Newcorp’s Geographical Perimeter (“New Entities”) and the activities of such New Entity will be disclosed (in full respect of potential confidentiality agreements) to Newcorp and the Company. The activities of any New Entity and any potential conflict of interest between the activities of any New Entity and the Earnout due to the Company, the potential role of Newcorp for the supervision of these activities, and the contribution to Gross Revenue of Newcorp by the new entity for purposes of calculating the Earnout will be resolved between the Parties in good faith.

Section 3 Perimeter

The Perimeter of the business operations of Newcorp are set forth below:

(i)

The Perimeter of the operations of the Earnout is defined in terms of geography, teams, domain of activity and projects cumulatively and it applies to a period ending March 31st, 2013 or March 31st, 2014 (at the choice of the Company) (defined as the “Perimeter”);

(ii)	Newcorp’s geographical perimeter is the USA and Germany (the “Geographical Perimeter”), for the location or content of the project;

(iii)	Newcorp’s teams are the : (a) all employees of the Company prior to Closing even if reassigned by Purchaser to another division of Purchaser subsequent to Closing and (b) all employees of Newcorp in Consultancy & Analysis practice whether hired at Closing or subsequent to Closing (defined as, the “Newcorp Teams”);

(iv)	Newcorp’s activity perimeter is “Consultancy & Analysis” which specifically excludes Observational Studies or “Pharmacoepidemiology, (except for databases analysis and charts review for HEOR purposes and clients) as defined in the Asset Purchase Agreement (the “Activity Perimeter”). For clarification, Observational Studies or “Pharmacoepidemiology are not within the Activity Perimeter of Newcorp and it is expressly understood that the activities of Newcorp may (and will likely) include database analyses, and chart reviews for HEOR purposes and clients in the event that such business is secured and/or delivered by Newcorp Teams;

(v)	Projects actually conducted by the Newcorp Teams may be either outside of or inside the Perimeter and in such case revenue allocation shall be determined as describe in Section 2 above and employees may work within or without the Perimeter (in such case under conditions described in Section 2 above).

Section 4 Reports

The Purchaser shall provide to the Company reports of revenue, backlog and other financial performance information on a quarterly basis during the Earnout calculation period to allow Seller to monitor progress and to make appropriate accounting and budgeting assumptions for Seller’s internal purposes.